Form of Performance Accelerated
                                                   Stock Option Agreement (PASO)


                             PERFORMANCE ACCELERATED
                             STOCK OPTION AGREEMENT

         THIS AGREEMENT, dated as of the ____ day of ____, ____ by and between Orthofix International N.V. (the "Company") and ____________ (the "Optionee").

                                   WITNESSETH:

         WHEREAS, the Optionee is an employee of the Company, and the Company wishes to grant the Optionee options to purchase shares of the Company's Common Shares, par value US $0.10 per share ("Stock"), on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

     SECTION 1. Definitions. For the purpose of this Agreement, the following terms shall have the meanings specified below:

         (a) "Board" means the Board of Directors of the Company.

         (b) "Cause" means termination of the Optionee's employment because of the Optionee's (i) involvement in fraud, misappropriation or embezzlement related to the business or property of the Company or (ii) conviction for, or guilty plea to, a felony or crime of similar gravity in the jurisdiction which such conviction or guilty plea occurs or (iii) unauthorized disclosure of any trade secrets or other confidential information relating to the Company's business and affairs (except to the extent such disclosure is required under the applicable law).

         (c) "Change in Control" means:

                  (i) the acquisition by any individual, entity or group of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the United States Securities Exchange Act of 1934, as amended) of 30% or more of the then outstanding voting securities of the Company entitled to vote generally in the election of directors or of equity securities having a value equal to 30% or more of the total value of all equity securities of the Company, provided, however, that the following acquisitions of shares or other securities shall not constitute a Change in Control: (I) any acquisition directly from the Company, (II) any acquisition by the Company, (III) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates or (IV) any acquisition by any individual, entity or group who owned Common Shares as of the date prior to the effective date of the Company's registration statement on Form F-1 relating to the public offering in the United States of up to 3,737,500 of the Company's Stock (the "Initial Public Offering"); or

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                  (ii) individuals who as of the effective date of the Initial
         Public Offering constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, except that any director whose election or nomination for election was approved by the vote of at least a majority of directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any individual whose initial assumption of office occurs as the result of either an actual or threatened election contest of other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

         (d) "Expiration Date" means the date that is the 10 year anniversary of the Grant Date.

         (e) "Permanent Disability" means termination of the Optionee's employment as a result of a physical or mental incapacity which substantially prevents the Optionee from performing his or her duties as an employee of the Company and that has continued at least 180 days and can reasonably by expected to continue indefinitely. Any dispute as to whether or not the Optionee is disabled within the meaning of the preceding sentence shall be resolved by a physician selected by the Board.

     SECTION 2. Grant of Option. Subject to the terms and conditions set forth in this Agreement, the Company hereby grants to the Optionee, during the period commencing on ______________ (the "Grant Date") and ending on the tenth anniversary of the Grant Date (the "Option Period"), an option to purchase from the Company ________ shares of Stock at an exercise price of _______ per share, which equals the price of the Stock on __________, the date on which the Option was approved by the Company's shareholders (the "Option").

     SECTION 3. Limitations on Exercise of Option. Subject to the terms and conditions set forth in this Agreement, the Option shall be subject to the following vesting and exercisability requirements:

         (a) All shares subject to the Option shall vest and become fully exercisable on the ______ anniversary of the Grant Date and shall be exercisable thereafter until and including the Expiration Date. Notwithstanding the foregoing, _____ shares subject to the Option shall be eligible for accelerated vesting as of the first anniversary of the Grant Date; and an additional ______ shares subject to the Option shall be eligible for accelerated vesting on the _____________________ anniversaries of the Grant Date, subject to the attainment of the following stock price targets: each ___ increase in the market price of the Stock above $__ (each a "Stock Price Target") that is attained during each one-year period beginning on the Grant Date and ending on each of the first ____ anniversaries of the Grant Date (each such date a "Grant Date Anniversary") shall, without duplication for Options vested in prior years, result in one-eighth of the shares subject to the Option and that are eligible for accelerated vesting in such year to vest effective as of the applicable Grant Date Anniversary; provided, however, that no portion of the Option shall be exercisable prior to __________. As soon as practicable after each Grant
Date Anniversary, the Board shall determine the number of Stock Price Target increases attained during the one-year period preceding such Grant Date Anniversary. For purposes of the Stock

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Price Target increase determination, the Board shall assume that the market price of the Stock was ___ on the first day of each one-year period.

Based on the foregoing, if, on any Grant Date Anniversary, the number of Stock Price Target increases on such Grant Date Anniversary is equal to or exceeds the number of Stock Price Target increases attained on the previous Grant Date Anniversary, then the number of Options vested during the one-year period ending on such Grant Date Anniversary shall equal (A) less (B), where:

                    (A) equals the product of (x) the shares eligible for accelerated vesting on such Grant Date Anniversary and (y) the product of a fraction, the numerator of which is the total number of Stock Price Targets attained during the one-year period ending on such Grant Date Anniversary (which, for purposes of this calculation, assumes the market price of the Stock was ___ on the first day of such one-year period), and the denominator of which is 8, and

                    (B) equals the total number of Option shares previously vested.

In the circumstance described in the preceding paragraph, the total number of vested Option shares on any Grant Date Anniversary shall equal the sum of (A) and (B) (each as determined above) (the "Grant Date Anniversary Vested Shares").

If, on any Grant Date Anniversary, the number of Stock Price Target increases during the one-year period ending on such Grant Date Anniversary is less than the number of Stock Price Target increases attained on the previous Grant Date Anniversary, then the number of vested Option shares during such one-year period shall equal the product of (x) _______, and (y) the product of a fraction, the numerator of which is the total number of Stock Price Targets attained during the one-year period ending on the Grant Date Anniversary (which, for purposes of this calculation, assumes the market price of the Stock was ___ on the first day of such one-year period), and the denominator of which is 8. In the circumstance described in the preceding sentence, the total number of vested Option shares on any Grant Date Anniversary shall equal the sum of (aa) the Grant Date Anniversary Vested Shares (as of the preceding Grant Date Anniversary) and, (bb) the number of vested Option shares determined pursuant to the immediately preceding sentence.

         EXAMPLE

         o If during the first year the price of the Stock exceeded ___, then 2 of the 8 Stock Price Targets would have been met.

         o By multiplying the total number of Option shares eligible for vesting (______ in year one from above) and the number of Stock Price Targets met in that year, the number of Option shares that would vest would be ______________.

         o Continuing the example, if during year two the stock price exceeds ___, then 4 of 8 Stock Price Targets would have been met. The number of Option shares vesting in year two would be ___________, less __________ Option

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             shares vested in year one = ______, bringing the total number of
             Option vested Option shares to _________________.

         o If the number of Stock Price Targets met in any given year is less than the number of Stock Price Targets met in any prior year, the number of Option shares vesting would be determined by multiplying the number of Option shares eligible for vesting in that year by the number of Stock Price Targets met in that year. Prior vested Option shares are not affected in any way. Continuing the example, if in year three, the stock price does not exceed ___, then only 2 of 8 Stock Price Targets would have been met in that year, and thus only ______ additional Option shares will vest, bringing the total number of vested Option shares to ______________________.

         (b) The number of Stock Price Targets attained during any one-year period ending on a Grant Date Anniversary shall be determined based upon the highest market price attained during such one-year period for at least ten consecutive trading days on the National Association of Securities Dealers Automated Quotation Market System ("NASDAQ"), or on the principal securities exchange on which the Stock is then traded (the "Sustained Trading Period").

         (c) Shares subject to the Option that vest pursuant to Section 3(a) shall become exercisable on each Grant Date Anniversary and, subject to Section 4, shall remain exercisable until the Expiration Date; provided that no vested Option shares shall be exercisable prior to _______________.

         (d) If the market price of a share of Stock equals or exceeds ____ for the Sustained Trading Period at any time on or before ________________, the Option shall vest pursuant to the requirements of Section 3(a), provided that all shares subject to the Option shall be fully vested and exercisable on
_________________.

     SECTION 4. Termination of Employment or Change in Control.

         (a) If, prior to the Expiration Date, the Optionee shall cease to be employed by the Company by reason of a Permanent Disability, the Option shares shall remain exercisable until the earlier of the Expiration Date or one year after the date of cessation of employment to the extent the Option shares were exercisable as of the date of the Optionee's termination of employment by reason of a Permanent Disability.

         (b) If, prior to the Expiration Date, the Optionee shall enter retirement (in accordance with any qualified retirement plan maintained by the Company) from employment or cease to be employed by the Company by reason of death, or the Optionee shall die while entitled to exercise any of the Options pursuant to Section 4(a) or the final sentence of Section 4(c), the executor or administrator of the estate of the Optionee or the person or persons to whom the Option shares shall have been validly transferred by the executor or administrator pursuant to will or the laws of descent and distribution shall have the right, until the earlier of the Expiration Date or one year after the date of retirement or death, to exercise the Option shares to the extent that the Optionee was entitled to exercise them on the date of death, subject to any other limitation contained herein on the exercise of the Option shares in effect on the date of exercise.

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         (c) If the Optionee voluntarily terminates employment with the Company for reasons other than death, Permanent Disability, or retirement (a "Voluntary Termination"), or if the Optionee's employment with the Company is terminated for Cause, the Option shares, to the extent not exercised prior to such termination, shall lapse and be canceled. If the Company terminates the Optionee's employment without Cause, the Option shares, to the extent exercisable as of the date of Optionee's termination, shall continue to be exercisable until the earlier of the Expiration Date or 90 days after the date of such termination.

         (d) Whether employment has been or could have been terminated for the purposes of this Agreement, and the reasons therefore, shall be determined by the Board, whose determination shall be final, binding and conclusive.

         (e) After the expiration of any exercise period described in either of
Section 4(a), 4(b) or 4(c) hereof, the Option shares shall terminate together with all of the Optionee's rights hereunder, to the extent not previously exercised. Except as set forth herein, all vesting with respect to the Option shares shall cease upon the Optionee's termination of employment and all Option shares to the extent unvested as of the Date of Termination shall expire.

         (f) Notwithstanding the vesting and exercise requirements of Section 3, in the event of a Change in Control, the Option shares shall become fully vested and exercisable.

     SECTION 5. Method of Exercising Option.

         (a) Upon becoming exercisable pursuant to Section 3 hereof, the Option shares may be exercised, in whole or in part, by delivery of written notice of exercise to the Board accompanied by payment of the full exercise price. The exercise price may be payable in (i) in immediately available funds in United States dollars or in such other currency as the Company may accept for such purposes, by certified or bank cashier's check, (ii) by surrender to the Company of shares of Stock which have been held by the Optionee for at least six months,
(iii) by a combination of cash and shares of Stock, or (iv) by any other means approved by the Board.

         (b) At the time of exercise, (i) the Company shall have the right to withhold from the number of shares of Stock to be issued upon exercise or (ii) at the discretion of the Board, the Optionee shall be obligated to pay to the Company such amount, as the Company deems necessary to satisfy its obligation to withhold all applicable taxes incurred by reason of the exercise or the transfer of shares thereupon.

     SECTION 6. Issuance of Share Certificates. As soon as is reasonably practical after its receipt of a proper notice of exercise and payment of the option price for the number of shares with respect to which an Option is exercised, the Company shall deliver to the Optionee, at the principal office of the Company or at such other location as may be acceptable to the Company and the Optionee, one or more stock certificates for the appropriate number of shares of Stock issued in connection with such exercise. Such shares shall be fully paid and nonassessable and shall be issued in the name of the Optionee.

     SECTION 7. Optionee. Whenever the word "Optionee" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to

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the executors, the administrators, or the person or persons to whom the Option may be transferred by will or by the laws of descent and distribution, the word "Optionee" shall be deemed to include such person or persons.

     SECTION 8. Non-Transferability. The Option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution and are exercisable during the Optionee's lifetime only by Optionee. No assignment or transfer of the Option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except by will or the laws of descent and distribution), shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Option shall terminate and become of no further effect.

     SECTION 9. Rights as Stockholder. No shares of Stock shall be issued in respect of the exercise of an Option until full payment therefor has been made. The holder of an Option shall have no rights as a shareholder with respect to any shares covered by an Option until the date a certificate for such shares is issued to him or her. Except as otherwise provided herein, no adjustments shall be made for dividends or distributions of other rights for which the record date is prior to the date such share certificate is issued.

     SECTION 10. No Restriction on Right to Effect Corporate Changes; No Right
                 to Employment.

         (a) Neither the Plan nor the existence of any Option shall affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or convertible into or otherwise affecting the Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         (b) In addition, the existence of any Option shall not be deemed to limit or restrict the right of the Company to terminate an Optionee's employment at any time, for any reason, with or without Cause.

     SECTION 11. Adjustment of and Changes in Stock. In the event of any merger, consolidation, recapitalization, reclassification, stock split, stock dividend, distribution of property, special cash dividend, or other change in corporate structure affecting the Stock, the Board shall make such equitable adjustments, if any, as it deems appropriate in the number and class of shares subject to, and the exercise price of, outstanding Options granted under the Plan or available to be granted under the Plan. The foregoing equitable adjustment shall be determined by the Board in its sole discretion.

     SECTION 12. Compliance with Law. Notwithstanding any of the provisions hereof, the Optionee hereby agrees that Optionee will not exercise the Option, and that the Company will not be obligated to issue or transfer any shares to the Optionee hereunder, if the exercise hereof or the issuance or transfer of such shares shall constitute a violation by the Optionee or the

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Company of any provisions of any law or regulation of any governmental authority. Any determination in this connection by the Board shall be final, binding and conclusive.

     SECTION 13. Tax Withholding. The Optionee agrees as a condition of this Agreement, to pay to the Company, or make arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of federal, state and local income and payroll taxes that the Company is required to withhold in connection with the exercise of the Option.

     SECTION 14. Notice. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided, provided that, unless and until some other address be so designated, all notices or communications by the Optionee to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to the Optionee may be given to the Optionee personally or may be mailed to Optionee at the Optionee's last known address, as reflected in the Company's records.

     SECTION 15. Non-Qualified Option. The Option is not an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

     SECTION 16. Binding Effect. Subject to Section 7 hereof, this Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

     SECTION 17. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the Netherlands Antilles.

     SECTION 18. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                                      * * *

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    ORTHOFIX INTERNATIONAL N.V.


                                    By:
                                       ---------------------------------
                                       Name:
                                       Title



                                    -------------------------------------
                                    Optionee

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